UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2025

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Bioventus, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on June 3, 2025. A total of 73,619,248 shares (the “Shares”) of both Class A common stock and Class B common stock (collectively, the “Common Stock”) were present in person or represented by proxy at the 2025 Annual Meeting, representing approximately 89.76% of the outstanding Shares of Common Stock entitled to vote as a single class as of the April 7, 2025 record date.
The following proposals were voted upon at the 2025 Annual Meeting and the final voting results with respect to each such proposal are set forth below.
At the 2025 Annual Meeting, the stockholders elected the following Class I directors to serve on the Company’s Board of Directors until the 2026 annual meeting of stockholders and until each such director’s respective successor is elected and qualified, or until each such director’s death, resignation or removal, based on the following votes:

Nominee	For	Withheld	Broker Non-Votes
Robert E. Claypoole	64,865,453	162,134	8,591,661
Philip G. Cowdy	64,640,309	387,278	8,591,661
Michelle McMurry-Heath	64,834,950	192,637	8,591,661
Guido J. Neels	64,838,865	188,722	8,591,661
Guy P. Nohra	64,621,912	405,675	8,591,661
Martin P. Sutter	58,086,800	6,940,787	8,591,661
The stockholders also ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The vote for such ratification was 73,459,057 Shares for, 149,101 Shares against, 11,090 Shares abstaining, and no broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: June 4, 2025	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel